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                                                                    Exhibit 23.9

                               CONSENT OF EXPERT

     We consent to the use of our firm's name, and the references to our reports, in the Registration Statement on Form S-4 of Huntsman ICI Chemicals LLC, and any amendments thereto, filed with the Securities and Exchange Commission for the registration of the 10.125% Senior Subordinated Notes due 2009.


Dated:  November 22, 1999




                                     /s/ IBMA, Inc.
                                    ________________________
                                     James R. Fisher
                                     CEO & President